UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

CIROND CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-49763 (Commission File Number)	88-0469593 (IRS Employer Identification No.)

100 Albright Way, Suite D, Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 370-1797

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 23, 2006, the registrant authorized the issuance of 50,000,000 shares of its common stock as partial conversion of its Series B 5% Convertible Preferred Stock (the “Preferred Stock”). Holders of 1,550 shares of Preferred Stock, having a stated value of $1,550,000, agreed to convert their shares of Preferred Stock into 155,000,000 shares of common stock; however, only 50,000,000 shares of common stock are being issued at this time. The registrant plans to implement a reverse stock split and increase the number of authorized shares of common stock in the near future.

The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the “Act”). The issuance of the shares was pursuant to a negotiated transaction not involving a public offering. The certificates representing the shares bear a restrictive legend prohibiting the sale of the shares in violation of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIROND CORPORATION
June 27, 2006	By: /s/ Frank Wilde Frank Wilde President and Chief Financial Officer

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